Exhibit 10.7

FUTURE TECHNOLOGY TODAY 1500 LAKEVIEW LOOP. ANAHEIM, CALIFORNIA 92807 | 909.987.0815 |INFO@PHOENIXMOTORCARS.COM | WWW.PHOENIXMOTORCARS.COM PHOENIX CARS, LLC OFFER OF EMPLOYMENT September 27, 2021 Jose Paul 15674 Altamira Dr. Chino Hills, CA 91709 Dear Jose Paul: We are very excited that you will be continuing with Phoenix Cars LLC, a California Limited Liability Company (the "Company"), as Chief Marketing Officer of the Company reporting to our Chief Executive Officer, effective on September 27, 2021. This letter will confirm the terms of your employment. Position and Duties You shall serve in the position of Chief Marketing Officer of the Company and shall perform all the duties of that position as described on Exhibit A. Your position, job description, salary, duties and responsibilities may be modified from time to time in the sole discretion of the Company. You agree to strictly adhere to all of the rules and regulations of the Company as may be set forth in any Employee Manual or published policies of the Company now or in the future, including all amendments to the Manual which may be made in the future in the Company's sole discretion (as published or amended from time to time, the "Manual"). No Other Employment You agree to devote your full business time, attention, and best efforts to the business of the Company during the employment relationship. The Company’s normal business hours are from 8:00 a.m. to 5:00 p.m. PST, Monday through Friday. Compensation of Employee (a) Salary - The Company shall pay you, and you agree to accept from the Company in payment for your services to the Company, a salary of $150,000.00 per year (the "Yearly Salary"), payable in equal bi-monthly installments on regular dates established by the Company, subject to applicable tax withholding requirements. Any proposed increase of your salary, compensation or benefits must be approved by the CEO and/or CFO. (b) Commissions - In addition to the base salary paid to you, you will be eligible to earn commissions of 1% of vehicle sales originated by you. The commissions will be earned upon payment in full for each vehicle sold and will be paid to you within two weeks of receipt of final payment by Phoenix. Commissions are payable on transactions completed through the final day of employment, only. Any transactions completed after that date, including orders shipped or paid for, will not qualify for commissions. (c) Stock Option – Per prior approval and plans of the Company governing the vesting practices, you were granted 440,000 shares of stock options of Phoenix Motor Inc's Common Stock. DocuSign Envelope ID: B63D1AF1-2028-407F-9C60-2B2E9971A162 DocuSign Envelope ID: B555623C-AA02-407C-9975-B9893622607E

FUTURE TECHNOLOGY TODAY 1500 LAKEVIEW LOOP. ANAHEIM, CALIFORNIA 92807 | 909.987.0815 |INFO@PHOENIXMOTORCARS.COM | WWW.PHOENIXMOTORCARS.COM (d) Relocation Assistance –You will receive the Company-paid relocation assistance of $5,000.00. You agree if terminated or resign for any reasons before the 24 months, you will repay the Company for it’s relocation expense. (e) Visa – The Company has agreed to pay the related costs incurred in obtaining your H1-B Visa as needed. In the event that your employment is terminated for any reason at any time prior to the second anniversary of your employment start date, you agree to promptly reimburse the Company for all fees, costs and expenses incurred by the Company in connection with its sponsorship of your H1-B Visa [including all attorney’s fees incurred by the Company, if any, in enforcing this provision]. (f) Vehicle Allowance - The Company has agreed to pay $500 per month as a car allowance. This car allowance will be paid through payroll and will be subject to all applicable payroll taxes. (g) Vacation; Sick Leave; Holidays - 4 weeks Paid Time off (PTO). PTO is accrued on a monthly basis for each full month of employment after the completion of the 90-day introductory period. PTO may be applied to vacations, sick days, doctor visits, or other personal leaves and time off as you may choose, not to exceed your total accrual. Prior supervisor approval should be obtained whenever possible, emergency situations notwithstanding. Standard company holidays are established by Company management during the first few weeks of each year. For the current year (2021) the Company currently recognizes nine (9) fixed holidays and one floating holiday. A list of approved holidays is included as an addendum to the employee handbook which will be provided by the Human Resources Department. (h) Insurance - Effective the first day of the of employment, you will be eligible to participate in the Company healthcare benefit plan which includes medical, dental and vision coverage for you and your family. The Company pays 75% of the Gold 0/30 BlueShield of California plan cost of employee and eligible Family member. 75% of the cost of coverage for you, as an employee and eligible family. The company will also contribute 75% of life insurance coverage for you equivalent to your base annual wage rate, subject to coverage limitations of the insurance carrier. Although you may be eligible for such benefits if they become available in the future, the Company does not promise or represent that such benefits will in fact become available or that once made available they will be continued. (i) 401(k) Plan - The Company offers a 401K plan. You will be eligible to enter the plan at the beginning of the month following completion of 90 days employment. There is no Company match for the plan at this time, but the Company may elect to make future contributions to the plan at its sole discretion. (j) Employee Expenses - The Company will reimburse you for pre-approved business expenses (approved by the CEO, COO and/or CFO), as provided within the guidelines of the Company’s expense policy. All expenses shall be subject to review and approval by your direct report and shall require reasonable documentation. Confidential Information and Invention Assignment Agreement During your employment with the Company, you may have access to certain confidential and proprietary information. Your acceptance of this offer and commencement of employment is contingent upon the execution and delivery of the Company’s Confidential Information and Invention Assignment Agreement (the “Confidentiality Agreement”) to the Company prior to your start date, a copy of which has been enclosed for your review and execution. DocuSign Envelope ID: B63D1AF1-2028-407F-9C60-2B2E9971A162 DocuSign Envelope ID: B555623C-AA02-407C-9975-B9893622607E

FUTURE TECHNOLOGY TODAY 1500 LAKEVIEW LOOP. ANAHEIM, CALIFORNIA 92807 | 909.987.0815 |INFO@PHOENIXMOTORCARS.COM | WWW.PHOENIXMOTORCARS.COM Governing Law This Agreement is made and shall be construed and enforced in accordance with the laws of the State of California. This Agreement and the Exhibits supersede and replace all prior agreements or understandings, oral or written, between the Company and you, except for prior confidentiality agreements, if any. This Agreement may not be modified except in writing signed both by the Company CEO and/or CFO and by you. At-Will Employment Employment with the Company is employment at-will. Employment at-will may be terminated with or without cause and with or without notice at any time at the will of either you or the Company. Terms and conditions of employment with the Company may be modified at the sole discretion of the Company with or without cause and with or without notice. Other than the Company (“CEO, COO and/or CFO”), no one has the authority to make any agreement for employment other than for employment at-will or to make any agreement limiting the Company's discretion to modify the terms and conditions of employment. Only the CEO, COO and/or CFO has the authority to make any such agreement and then only in writing and signed by the CEO, COO and/or CFO and the respective employee. No implied contract concerning any employment-related decision or term, or condition of employment can be established by any other statement, conduct, policy, or practice. You acknowledge that, prior to signing this Agreement; you have had an opportunity to seek the advice of independent counsel of your choice relating to the terms of this Agreement. This employment offer will expire if not accepted within five days of the document posted date. To accept the offer before this expiration date, you must sign and date this letter in the space provided below and return it to me, along with a signed and dated copy of the Confidentiality Agreement. This letter, together with the Confidentiality Agreement, constitutes and contains the entire agreement, and replaces any and all prior discussions and agreements. This is an integrated agreement. Please sign and date this letter below confirming your agreement to all the foregoing. Sincerely, _____________________ Joseph R. Mitchell Chief Executive Officer I accept the Company’s offer of employment as stated in this letter and I agree that the employment relationship is terminable at will by either the Company or me. _____________________________ _____________________________ [Print Name] [Date] _____________________________ [Signature] DocuSign Envelope ID: B63D1AF1-2028-407F-9C60-2B2E9971A162 DocuSign Envelope ID: B555623C-AA02-407C-9975-B9893622607E Jose Paul 10/22/2021